Exhibit 99.2

GenturaDx, Inc.
(Formerly Progentech Limited,
A Development Stage Company)
Consolidated Financial Statements
Years ended December 31, 2011 and 2010,
and, cumulatively, for the period from
inception (March 2, 2005) to December 31, 2011

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
and Shareholders of
GenturaDx, Inc.
(Formerly Progentech Limited,
A Development Stage Company)

We have audited the accompanying consolidated balance sheets of GenturaDx, Inc. (formerly Progentech Limited, a development stage company) (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, of redeemable convertible preferred stock and shareholders' equity (deficit) and of cash flows for the years then ended, and, cumulatively, for the consolidated period from January 1, 2010 to December 31, 2011, presented in the accompanying consolidated statements of operations and cash flows. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We did not audit the consolidated financial statements of the Company for the period from inception (March 2, 2005) to December 31, 2005, or for each of the years in the four-year period ended December 31, 2009, presented in the accompanying consolidated statements of shareholders' equity (deficit). In addition, we did not audit the consolidated cumulative totals of the Company for the period from inception (March 2, 2005) to December 31, 2009, which totals reflect a consolidated deficit of approximately $17,190,000 accumulated from inception to December 31, 2009. Those consolidated financial statements were audited by other auditors whose report, dated March 18, 2011, expressed an unqualified opinion on those consolidated financial statements and cumulative amounts.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011 and 2010, and the results of its consolidated operations and cash flows for the years then ended, and, cumulatively, for the consolidated period from January 1, 2010 to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has incurred recurring operating losses and has an accumulated deficit during the development stage at December 31, 2011 of approximately $51,940,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern without raising sufficient additional funding. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that would be necessary to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

/s/ Mohler, Nixon & Williams
Accountancy Corporation

Campbell, California
June 18, 2012

GENTURADX, INC.
(Formerly Progentech Limited, A Development Stage Company)

Consolidated balance sheets as of December 31,

	2011	2010

Assets

Cash and cash equivalents	$2,968,911	$2,916,553
Prepaid expenses and other current assets	178,084	79,262

Total current assets	3,146,995	2,995,815

Property and equipment, net	540,491	567,785
Goodwill	731,995	731,995
Intangible assets, net	1,200,000	1,600,000
Other assets	215,017	260,897

Total assets	$5,834,498	$6,156,492

Liabilities, redeemable convertible preferred stock and shareholders' deficit

Accounts payable	$761,732	$688,565
Accrued employee-related expenses	274,630	128,342
Accrued interest payable	2,103,351	375,385
Short term deferred tax liability	147,154	145,396
Other current liabilities	351,109	240,058
Current portion of venture notes payable	613,108	151,053
Convertible promissory notes, net of discount	13,205,923	—

Total current liabilities	17,457,007	1,728,799

Long-term deferred tax liability	294,307	441,461
Warrant liability	8,124,799	4,001,802
Venture notes payable	1,012,010	1,567,809
Convertible promissory notes	—	4,334,017

Total liabilities	26,888,123	12,073,888

Series C redeemable convertible preferred stock, $0.001 par value; 120,000,000 shares authorized: 22,739,130 shares issued and outstanding at December 31, 2011 and 2010 (aggregate liquidation preference of $30,066,348)	20,139,425	20,139,425

Commitments (Note10)

Shareholders' deficit
Series A convertible preferred stock, $0.001 par value; 3,200,000 shares authorized: 3,200,000 shares issued and outstanding at December 31, 2011 and 2010 (aggregate liquidation preference of $2,453,659)	3,200	3,200
Series B convertible preferred stock, $0.001 par value; 875,000 shares authorized, issued and outstanding at December 31, 2011 and 2010 (aggregate liquidation preference of $1,108,963)	875	875
Common stock, $0.001 par value; 175,925,000 shares authorized: 10,496,234 and 10,486,483 shares issued and outstanding at December 31, 2011 and 2010, respectively	10,496	10,486
Additional paid-in capital	10,731,945	6,043,709
Deficit accumulated during the development stage	(51,939,566)	(32,115,091)

Total shareholders' deficit	(41,193,050)	(26,056,821)

Total liabilities, redeemable convertible preferred stock and shareholders' deficit	$5,834,498	$6,156,492

See accompanying notes to consolidated financial statements.

GENTURADX, INC.
(Formerly Progentech Limited, A Development Stage Company)

Consolidated statements of operations

	Years ended December 31,		Cumulative period from inception (March 2, 2005) to December 31,
	2011	2010	2011

Operating expenses:
Engineering, research and development	$10,548,601	$9,012,321	$26,810,437
Sales and marketing	748,490	1,059,247	2,140,795
General and administrative	2,734,960	3,236,707	15,310,831
Impairment of long-lived assets			766,634
Loss on sale of subsidiaries		576,197	576,197

Total operating expenses	14,032,051	13,884,472	45,604,894

Loss from operations	(14,032,051)	(13,884,472)	(45,604,894)

Interest and other expense, net	(5,936,220)	(1,184,205)	(6,622,006)

Loss before income taxes	(19,968,271)	(15,068,677)	(52,226,900)

Benefit from income taxes	(143,796)	(143,538)	(287,334)

Net loss	$(19,824,475)	$(14,925,139)	$(51,939,566)

See accompanying notes to consolidated financial statements.

GENTURADX, INC.
(Formerly Progentech Limited, A Development Stage Company)

Consolidated statement of redeemable convertible preferred stock and shareholders' equity (deficit) for the period from inception (March 2, 2005) to December 31, 2011

	Redeemable convertible preferred stock		Convertible preferred stock		Common stock		Additional paid-in capital	Notes receivable from shareholders	Accumulated other comprehensive income (loss)	Deficit accumulated during the development stage	Total shareholders' equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at March 2, 2005	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—

Issuance of common shares to founders on March 2, 2005					6,480,000	6,480	1,649,520				1,656,000

Notes receivable from founder on March 2, 2005								(220,000)			(220,000)

Net loss										(313,342)	(313,342)

Balance at December 31, 2005	—	—	—	—	6,480,000	6,480	1,649,520	(220,000)	—	(313,342)	1,122,658

Repurchase of common shares and notes receivable in exchange for Series A convertible preferred stock on April 6, 2006			1,536,000	1,536	(1,800,000)	(1,800)	(219,736)	220,000			—

Net loss										(364,057)	(364,057)

Balance at December 31, 2006	—	—	1,536,000	1,536	4,680,000	4,680	1,429,784	—	—	(677,399)	758,601

Components of comprehensive loss:											—
Net loss										(1,471,410)	(1,471,410)
Currency translation adjustments									59,575		59,575
Total comprehensive loss											(1,411,835)

Balance at December 31, 2007	—	—	1,536,000	1,536	4,680,000	4,680	1,429,784	—	59,575	(2,148,809)	(653,234)

Issuance of common shares on February 5, 2008					5,520,000	5,520					5,520

Issuance of Series A convertible preferred stock at par value on February 5, 2008			1,664,000	1,664							1,664

Issuance of Series B convertible preferred stock for cash on February 5, 2008			875,000	875			699,125				700,000

Repurchase of common shares in exchange for Series B convertible preferred stock on March 12, 2008			1,000,000	1,000	(1,000,000)	(1,000)	690,000				690,000

Repurchase of Series B convertible preferred stock on March 12, 2008			(1,000,000)	(1,000)			(799,000)				(800,000)

Issuance of Series C redeemable preferred stock, net of issuance costs of $780,575 on March 12, 2008	22,739,130	20,139,425									—

Share-based compensation					243,696	244	118,618				118,862

Components of comprehensive loss:
Net loss										(6,064,717)	(6,064,717)
Currency translation adjustments									4,440		4,440
Unrealized holding gain									(150,602)		(150,602)
Total comprehensive loss											(6,210,879)

Balance at December 31, 2008	22,739,130	20,139,425	4,075,000	4,075	9,443,696	9,444	2,138,527	—	(86,587)	(8,213,526)	(6,148,067)

(continued on next page)

	Redeemable convertible preferred stock		Convertible preferred stock		Common stock		Additional paid-in capital	Notes receivable from shareholders	Accumulated other comprehensive income (loss)	Deficit accumulated during the development stage	Total shareholders' equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount

(continued from prior page)

Balance at December 31, 2008	22,739,130	20,139,425	4,075,000	4,075	9,443,696	9,444	2,138,527	—	(86,587)	(8,213,526)	(6,148,067)

Exercise of stock options at various dates					716,267	716	73,101				73,817

Share-based compensation							67,819				67,819

Components of comprehensive loss:
Net loss										(8,976,426)	(8,976,426)
Currency translation adjustments									565		565
Unrealized holding gains									150,602		150,602
Reclassification of certain accumulated other comprehensive income to liabilities held for sale									(64,580)		(64,580)
Total comprehensive loss											(8,889,839)

Balance at December 31, 2009	22,739,130	20,139,425	4,075,000	4,075	10,159,963	10,160	2,279,447	—	—	(17,189,952)	(14,896,270)

Exercise of stock options on April 12, 2010					326,480	326	479				805

Share-based compensation							13,360				13,360

Beneficial conversion feature related to warrants issued in conjunction with Series C redeemable convertible preferred stock							3,750,423				3,750,423

Net loss										(14,925,139)	(14,925,139)

Balance at December 31, 2010	22,739,130	20,139,425	4,075,000	4,075	10,486,443	10,486	6,043,709	—	—	(32,115,091)	(26,056,821)

Exercise of stock options on April 6, 2011 and May 4, 2011					9,791	10	1,067				1,077

Share-based Compensation							13,067				13,067

Beneficial conversion feature related to warrants issued in conjunction with Series C redeemable convertible preferred stock							4,655,150				4,655,150

Cash received upon issuance of warrants							18,952				18,952

Net loss										(19,824,475)	(19,824,475)

Balance at December 31, 2011	22,739,130	$20,139,425	4,075,000	$4,075	10,496,234	$10,496	$10,731,945	$—	$—	$(51,939,566)	$(41,193,050)

See accompanying notes to consolidated financial statements.

GENTURADX, INC.
(Formerly Progentech Limited, A Development Stage Company)

Consolidated statements of cash flows

	Years ended December 31,		Cumulative period from inception (March 2, 2005) to
	2011	2010	December 31, 2011

Cash flows from operating activities:
Net loss	$(19,824,475)	$(14,925,139)	$(51,939,566)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	641,658	584,856	2,289,615
Share-based compensation	13,067	13,360	1,132,819
Deferred income taxes	(145,396)	(145,138)	(290,534)
Amortization of marketable debt securities premium			27,356
Non-cash interest expense	1,727,965	453,311	2,181,276
Amortization of warrants and beneficial conversion feature and related remeasurement	3,982,068	729,707	4,711,775
Impairment charges and non-cash loss (gain) on sale of assets		(133,841)	632,793
Loss on investments			160,170
Foreign exchange gain		(48,040)	(273,783)
Changes in assets and liabilities:
Prepaid expenses and other assets	(52,942)	(169,489)	(440,489)
Accounts payable	73,167	716,919	853,636
Accrued employees related expenses	146,288	33,528	295,004
Other current liabilities	111,052	(274,539)	370,283

Net cash used by operating activities	(13,327,548)	(13,164,505)	(40,289,645)

Cash flows from investing activities:
Purchase of marketable securities			(7,955,356)
Purchase of property and equipment	(214,364)	(225,973)	(1,657,364)
Purchase of intangible assets			(1,044,087)
Proceeds from marketable securities at maturity			7,928,000
Investment in foreign currency contracts			(5,802,746)
Proceeds from the sale of foreign currency contracts			5,642,576

Net cash used by investing activities	(214,364)	(225,973)	(2,888,977)

Cash flows from financing activities:
Proceeds from the issuance of convertible promissory notes payable	13,750,000	9,000,000	22,750,000
Proceeds from the issuance of venture notes payable		2,000,000	2,000,000
Repayment of venture notes payable	(175,759)		(175,759)
Proceeds from the sale of Series C redeemable convertible preferred stock, net of issuance costs of $780,575			20,139,425
Proceeds from the sale of Series A and Series B convertible preferred shares			716,664
Proceeds from issuance of common stock	1,077	805	1,287,508
Repurchase of capital stock			(815,000)
Proceeds from issuance of warrants	18,952		18,952

Net cash provided by financing activities	13,594,270	11,000,805	45,921,790

Effect of foreign exchange rate change on cash and cash equivalents	—	—	225,743

Net increase (decrease) in cash and cash equivalents	52,358	(2,389,673)	2,968,911

Cash and cash equivalents at beginning of period	2,916,553	5,306,226	—

Cash and cash equivalents at end of period	$2,968,911	$2,916,553	$2,968,911

Supplemental disclosure of cash flow information:
Cash paid for interest	$223,987	—	$223,987
Cash paid for income taxes	$—	—	$(3,250)
Non-cash investing and financing items:
Issuance of warrants in conjunction with convertible promissory notes and venture notes payable	$4,655,150	$4,031,561	$8,686,711
Repurchase of common shares in exchange for Series B convertible preferred stock	$—	—	$800,000
Conversion of convertible promissory notes and accrued interest into redeemable convertible preferred stock	$—	$2,075,397	$2,075,397

See accompanying notes to consolidated financial statements.

GenturaDx, Inc.
(Formerly Progentech Limited, A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

GenturaDx, Inc. (formerly Progentech Limited, a development stage company) (the Company) was incorporated under the law of the British Virgin Islands on March 2, 2005 as a company with limited liability. The Company and its subsidiaries are engaged in developing a next generation comprehensive, cost-effective and easy-to-use diagnostics system to enable clinical benefits of molecular diagnostics to be made available to all physicians and their patients. Since its inception, the Company has devoted substantial effort in business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. The Company has not recognized revenue since inception. Accordingly, the Company is classified as a development stage company.

The accompanying consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries as follows:

Name of subsidiaries	Place of incorporation	Date of incorporation

GenturaDx (HK) Limited	Hong Kong, China	January 11, 2006
GenturaDx-USA, Inc.	California, United States of America	March 13, 2006
DxTek, Inc.	Delaware, United States of America	June 19, 2009

The Company established a wholly-owned subsidiary in Hong Kong in 2006, GenturaDx (HK) Limited, which, in turn, holds GenturaDx-USA, Inc. The subsidiary is an integral extension of the parent company's operations. As a result, the functional currency of the subsidiary is considered to be the U.S. dollar. Transaction gains and losses for fiscal years 2011 and 2010 are not significant.

In 2006, the Company established a wholly-owned subsidiary in Hayward, California (GenturaDx-USA, Inc.), that serves as corporate headquarters and performs research and development, selling and marketing and pre-production manufacturing activities. In addition, the Company acquired 100% of the outstanding shares of DxTek, Inc. in January 2010 from a related party (Note 3).

In March 2010, the Company completed the sale of its Chinese subsidiaries, Progentech (Shanghai) Limited and Progentech (Suzhou) Limited, and Progentech Holdings Limited, a Hong Kong company (Note 8).

In June 2010, the Board approved the name of the Company to be changed from Progentech Limited to GenturaDx, Inc.

Going concern - As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations and, as of December 31, 2011, the Company's current liabilities exceeded its current assets by approximately $14,310,000 and its total liabilities exceeded its total assets by approximately $21,054,000. The Company has incurred recurring losses and operating cash flow deficits since inception, resulting in an accumulated deficit of approximately $51,940,000 as of December 31, 2011. Additional funds are necessary to continue operations. Furthermore, the Company has projected future working capital requirements in excess of existing cash reserves. These factors raise substantial doubt about the Company's ability to continue as a going concern. In response to the recurring losses, deficit operating cash flows and projected working capital deficit, the Company is actively seeking additional equity and debt financing, as well as financing from potential strategic partners to fund operations. Also, the Company received additional debt financing from existing investors in March 2012 and June 2012 (Note 11).  Through its product and market development efforts, the Company may generate operating cash flows as soon as 2013. However, there can be no assurance that sufficient funding will be available to allow the Company to successfully complete product development, obtain regulatory approvals and achieve widespread market acceptance. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of consolidation - The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Foreign currency translation - The functional currency of the Company and its subsidiaries is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated into the U.S. dollar at the end-of-period exchange rates except for prepaid expenses, property and equipment and related amortization, which are translated at the historical exchange rates. Expenses are translated into the U.S. dollar at the exchange rates prevailing at the transaction dates, except for certain expenses related to balance sheet amounts, which are translated at historical exchange rates. Gains and losses resulting from foreign currency transactions, which have not been significant, are included in the consolidated statements of operations.

The functional currency of the Company's Chinese subsidiaries which were sold in March 2010 (Note 8) was the local currency, the Chinese Renminbi. Expenses recognized during 2010 were translated to U.S. dollars using average exchange rates in effect during the period. The gains and losses from foreign currency translation of these subsidiaries' financial statements were recorded directly into a separate component of consolidated shareholders' equity (deficit) under the caption “Accumulated other comprehensive income.” Upon sale of the entities in 2010, the Company recognized these amounts as income in connection with the loss on sale as the remaining subsidiaries are all U.S. dollar functional. Therefore, the accumulation of translation adjustments recorded since inception relate exclusively to the entities which were sold.

Business combinations - The Company records business combinations using the purchase method of accounting. Accordingly, the results of operations of the acquired entities have been included in the consolidated results as of the date of each acquisition. The Company allocates the purchase price of its acquisitions to the tangible assets acquired, liabilities assumed and intangible assets acquired, including in-process research and development (IPR&D) charges, based on their estimated fair values. The excess purchase price over those fair values, as applicable, is recorded as goodwill. See Note 3 for further discussion of the Company's acquisition activities.

Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities that are reported in the accompanying consolidated financial statements and related disclosures. These estimates are based on management's best knowledge of current events and actions that the Company may take in the future. Actual results could differ from these estimates.

Cash and cash equivalents - Cash and cash equivalents represent cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less. The recorded carrying amount of cash and cash equivalents approximates fair value. The Company places its cash and cash equivalents with high credit-quality financial institutions.

Concentrations of credit risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk primarily consist of cash and cash equivalents. As of December 31, 2011 and 2010, substantially all of the Company's financial instruments were held in major financial institutions located in the U.S. and Hong Kong, which management believes are of high credit quality.

Property and equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets, generally 36 to 120 months. Expenditures for repairs and maintenances are charged to expense as incurred. Upon disposition, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Goodwill and intangible assets - Goodwill is not amortized but is subject to impairment tests annually, or earlier if indicators of potential impairment exist, using a fair-value-based approach. As of December 31, 2011 and 2010, the Company's intangible assets consisted of rights to intellectual property and know-how acquired as a result of the purchase of DxTek, Inc. (DxTek) in January 2010 (Note 3) and are stated at cost less accumulated amortization. Intangible assets are amortized on the straight-line basis over the estimated useful life of five years and are assessed for impairment.

Stock-based compensation - The Company uses the estimated grant date calculated value method of accounting for stock-based compensation. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.

Research and development - Research and development expenses consist of costs incurred for Company-sponsored and collaborative research and development activities. These costs include direct and research-related overhead expenses. The Company recognizes research and development costs, including the expenses for research under collaborative agreements, in the consolidated statements of operations as incurred.

Income taxes - Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between consolidated financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss (NOL) and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company classifies any liabilities for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes. The Company had no liabilities for unrecognized tax benefits at December 31, 2011 and 2010.

New accounting pronouncement - In September 2011, the Financial Accounting Standards Board (FASB) issued authoritative guidance to allow entities to use a qualitative approach to test goodwill for impairment. This authoritative guidance permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and earlier adoption is permitted. The Company has not yet adopted the provisions of this guidance but does not expect any significant impact on its consolidated financial position or results of operations.

In December 2010, the FASB amended its existing guidance for goodwill and other intangible assets. This authoritative guidance modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if there are qualitative factors indicating that it is more likely than not that a goodwill impairment exists. The qualitative factors are consistent with the existing guidance which requires goodwill of a reporting unit to be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This authoritative guidance became effective for fiscal years beginning after December 15, 2010. The adoption of this authoritative guidance did not have a significant impact on the Company's consolidated financial position or results of operations.

Subsequent events - The Company has evaluated subsequent events through June 18, 2012, which is the date the consolidated financial statements were available to be issued. (See Note 11)

NOTE 2 - SIGNIFICANT BALANCE SHEET COMPONENTS

Other current assets - Other current assets consist of the following at December 31:

	2011	2010
Advances for supplies	$105,470	$57,614
Prepaid expenses	46,052	19,497
Other	26,562	2,151

	$178,084	$79,262

Property and equipment - Property and equipment consist of the following at December 31:

	2011	2010
Electronic equipment and computers	$120,135	$93,658
Lab equipment	476,431	363,985
Machinery and molds	450,566	423,566
Furniture, office equipment and vehicle	43,136	3,238
Software	19,921	11,378

	1,110,189	895,825

Less: accumulated depreciation	(569,698)	(328,040)

Net book value	$540,491	$567,785

Depreciation charges for the years ended December 31, 2011 and 2010, and, cumulatively, for the period from inception (March 2, 2005) to December 31, 2011, were approximately $242,000, $185,000 and $930,000, respectively.

Other assets - Other assets consist of the following at December 31:

	2011	2010
Direct financing costs	$150,492	$196,372
Lease deposit	64,525	64,525

	$215,017	$260,897

Direct financing costs primarily consist of legal expenses incurred with the Company's 2010 and 2011 bridge notes and promissory notes and are amortized into expense over the term of the debt.

Other current liabilities - Other current liabilities consist of the following at December 31:

	2011	2010
Deferred rent	$289,606	$179,112
Withholding taxes payable	58,303	59,346
Accrued income taxes payable	3,200	1,600

	$351,109	$240,058

NOTE 3 - BUSINESS COMBINATIONS

In September 2009, the Company repositioned itself to become a molecular diagnostic company aiming to revolutionize polymerase chain reaction (PCR) technology by designing a system that would allow all the steps of the science, from sample preparation and nucleic acid purification to amplification and detection, to be performed in a closed system using an instrument and cassette system.

On January 8, 2010, the Company acquired 100% of the outstanding common shares of DxTek. DxTek was incorporated in June 2009 by a related party to purchase a license to obtain co-exclusive rights to certain PCR-based intellectual property and know-how. The license agreement also includes a requirement for the entity to pay a running royalty of three percent (3%) of net sales for the five year period immediately following the first commercial sale of a licensed product. Trademark rights were also granted under the license.

The Company issued a convertible note to the former shareholders for $2,000,000 as consideration for the acquisition of DxTek. The note was subsequently exchanged for convertible promissory notes which were issued in June 2010 (Note 5). The Company also reimbursed DxTek for transaction-related costs of approximately $50,000.

In addition to the license, the Company also acquired rights associated with a supply agreement which had been executed by DxTek and the licensor to manufacture products designed using the license. Rights and obligations under the terms of the agreement do not take effect until the Company exits the research and development stage as it relates to such products. The arrangement was not deemed to give rise to an acquired asset or liability as a result of the acquisition. As of December 31, 2011, the Company has not completed its research and development activities associated with the intellectual property and know-how acquired through the acquisition of DxTek.

Because the license was the primary asset acquired, the entire $2,000,000 purchase price was allocated to the license as an intangible asset and is being amortized over its useful life of five years. Deferred tax liabilities arising related to these intangibles were also recorded, resulting in goodwill of approximately $732,000.

NOTE 4 - GOODWILL AND INTANGIBLE ASSETS

Goodwill - The carrying value of goodwill was approximately $732,000 as of and for both of the years ended December 31, 2011 and 2010. The goodwill resulted from deferred tax liabilities arising from the acquisition of intangibles from DxTek as further described within Note 3. The Company completed its annual evaluation of the goodwill and concluded that there was no impairment.

Intangible assets - The components of intangible assets were as follows as of as of December 31:

	2011	2010
Gross carrying amount:
Purchased technology	$2,555,556	$2,555,556
Purchased software	4,340	4,340

	2,559,896	2,559,896

Less: accumulated amortization:
Purchased technology	(1,355,556)	(955,556)
Purchased software	(4,340)	(4,340)

	(1,359,896)	(959,896)

Net book value	$1,200,000	$1,600,000

Amortization charges for the years ended December 31, 2011 and 2010, and, cumulatively, for the period from inception (March 2, 2005) to December 31, 2011, were approximately $400,000, $400,000 and $1,360,000, respectively.

Based upon intangible assets recorded at December 31, 2011, and assuming no subsequent additions to, or impairment of the underlying assets, the remaining weighted average amortization period is two years and annual estimated amortization expense for the next three years is expected as follows:

Years ending December 31,
2012	$400,000
2013	400,000
2014	400,000

$1,200,000

NOTE 5 - FINANCING ARRANGEMENTS

Convertible promissory notes payable - In June and October 2010, the Company issued convertible promissory notes to investors in the amount of $11,075,397. Of this amount, $2,075,397 resulted from conversion of outstanding principle and accrued interest on the note which had been issued in consideration for DxTek in January 2010. The notes bear interest at 8% per annum and mature the earlier of June 15, 2011, the closing of a qualified financing, change in control, event of default or an initial public offering (IPO) as defined within the notes. In April 2011, the notes were amended, changing the maturity date to December 31, 2012.

In conjunction with the issuance of the notes, the Company also issued warrants to purchase shares of Series C redeemable convertible preferred stock (Series C), with the number of shares calculated as 50% of the principal amount of the notes divided by the warrants' exercise price of $0.31, or approximately 17,900,000 shares as of the date of issuance. The Company estimated the warrants to have a fair value of $3,750,423 using the Black-Scholes option pricing model with the following assumptions: estimated term of approximately seven years, volatility ranging between 71% and 72% and risk-free interest rate of approximately 2%. A beneficial conversion feature also resulted from the issuance of these warrants with a fair value of $3,750,423. The fair value of the warrants and beneficial conversion feature were recorded as debt discounts and are being amortized to interest expense based on the term of the notes. As a result, $2,646,215 and $759,466 was amortized to interest expense during the years ended December 31, 2011 and 2010, respectively. As the warrants are for redeemable preferred shares, they have been classified as a liability on the Company's consolidated balance sheet and have been remeasured as of each period-end. The Company recognized a gain of $336,601 and $29,759 in the consolidated statement of operations for the years ended December 31, 2011 and 2010, respectively, from remeasurement. As of December 31, 2011, a discount of $4,095,165 remains and will be amortized during 2012. The warrants expire in June 2017, and none were exercised as of December 31, 2011.

Between April and December 2011, the Company issued convertible promissory notes to investors in the amount of $13,750,000. The notes bear interest at 12% and mature at the earlier of December 31, 2012, the closing of a qualified financing, a sale, merger or similar transaction, change in control, sale, license or other transfer or IPO as defined within the notes.

In conjunction with the issuance of the notes, the Company also issued warrants to purchase Series C, with the number of shares calculated as 50% of the principal amount of the notes divided by the warrants' exercise price of $0.31, or approximately 22,200,000 shares as of the date of issuance. The Company estimated the warrants to have a fair value of $4,655,150 using the Black-Scholes option pricing model with the following assumptions: estimated terms ranging between six and seven years, volatility ranging between 72% and 74% and risk-free interest rates ranging between 1% and 3%. A beneficial conversion feature also resulted from the issuance of these warrants with a fair value of $4,655,150. The fair value of the warrants and beneficial conversion feature were recorded as debt discounts and are being amortized to interest expense based on the term of the notes. As a result, $1,785,991 was amortized to interest expense during the year ended December 31, 2011. As the warrants are for redeemable convertible preferred shares, they have been classified as a liability on the Company's consolidated balance sheets and have been remeasured as of period-end. The Company recognized a gain of $180,578 in the consolidated statement of operations for the year ended December 31, 2011 from remeasurement. As of December 31, 2011, a discount of $7,524,309 remains and will be amortized during 2012. The warrants expire in March 2018, and none were exercised as of December 31, 2011.

Under the terms of the agreements, warrants issued during the years ended December 31, 2011 and 2010 are available for exercise at the: (i) per share purchase price paid for a share in a subsequent round of Qualified Financing, as defined in the warrant agreement, (ii) the per share purchase price paid for a share in Other Financing, as defined in the warrant agreement, or (iii) $0.31 per share of Series C, if the shares are elected to be shares of Series C. As of December 31, 2011, the Company has not executed a subsequent round of Qualified Financing or Other Financing, as defined within the notes, and the Company's valuation of warrants and related beneficial conversion features have been determined based upon the terms and conditions relating to exercise for shares of Series C.

Venture notes payable - In December 2010, the Company issued a secured promissory note to a third party in the amount of $2,000,000. The note bears interest at 11.25% per annum and requires monthly payments of interest and principal through April 1, 2014. Approximately $1,800,000 was outstanding under the agreement as of December 31, 2011.

In conjunction with the issuance of the note, the Company issued warrants to purchase shares of Series C, with the number of shares calculated as 18% of the principal amount of the note divided by the warrants' exercise price of $0.31, or approximately 1,200,000 shares as of the date of issuance. The Company estimated the warrants to have a fair value of $281,138 using the

Black-Scholes option pricing model with the following assumptions: estimated term of ten years, volatility of 71% and risk-free interest rate of 3%. The fair value of the warrants was recorded as debt discount and is being amortized to interest expense based on the term of the note. During the years ended December 31, 2011 and 2010, $82,014 and zero, respectively, was amortized to interest expense. As the warrants are for redeemable convertible preferred shares, they have been classified as a liability on the Company's consolidated balance sheet and have been remeasured as of each period-end. The Company recognized a gain of $14,689 and zero in the consolidated statements of operations for the years ended December 31, 2011 and 2010, respectively, from remeasurement. As of December 31, 2011, a discount of $199,124 remains and will be amortized during 2012. The warrants expire in December 2020, and none were exercised as of December 31, 2011.

Under the terms of the agreement, warrants issued relating to the note are available for exercise at: (i) 70% of the price per share of the redeemable convertible preferred shares of the Company sold in a Qualified Financing, (ii) the lowest effective price per share of redeemable convertible preferred shares of the Company sold in Other Financing or (iii) $0.31 per share of Series C, if the shares are elected to be shares of Series C. As of December 31, 2011, the Company has not executed a subsequent round of Qualified Financing or Other Financing, as defined within the note, and the Company's valuation of warrants and related beneficial conversion feature have been determined based upon the terms and conditions relating to exercise for shares of Series C.

Principal amounts outstanding on the Company's borrowings are as follows at December 31:

	2011	2010
Venture notes payable	$1,824,242	$2,000,000
Convertible promissory notes payable	24,825,397	11,075,397
Discount on notes	(11,818,598)	(7,022,518)

	$14,831,041	$6,052,879

Future payments required under all outstanding debt as of December 31, 2011 are as follows:

Years ending December 31,
2012	$25,513,627
2013	843,752
2014	292,260

26,649,639

Less: debt discount	(11,818,598)

14,831,041

Less: current portion	(13,819,031)

$1,012,010

The following table discloses important information regarding warrants issued and outstanding at December 31, 2011:

Issuance date	Warrant value	Number of warrant shares (1)	Fair value	Beneficial conversion value	Discount recorded against

June 2010	$3,537,699	11,411,932	$2,426,973	$2,426,973	Debt
October 2010	2,000,000	6,451,613	1,323,450	1,323,450	Debt
December 2010	360,000	1,161,290	281,138	—	Debt
April 2011	2,000,000	6,451,613	1,406,782	1,406,782	Debt
June 2011	2,000,000	6,451,613	1,360,919	1,360,919	Debt
August 2011	1,000,000	3,225,806	670,192	670,192	Debt
December 2011	1,875,000	6,048,387	1,217,257	1,217,257	Debt

	$12,772,699	41,202,254	$8,686,711	$8,405,573

(1)	Based upon an exercise price of $0.31 per share of Series C.

NOTE 6 - SHARE CAPITAL AND CONVERTIBLE PREFERRED SHARES

Share capital - As of December 31, 2011, the authorized capital stock of the Company consisted of 300,000,000 shares of capital stock (par value of $0.001 per share), comprising 175,925,000 shares of common stock and 124,075,000 shares of convertible preferred stock.

On February 5, 2008 the Company effected a five to six stock split for all outstanding shares of convertible preferred stock and common stock. All share and per share amounts in these consolidated financial statements have been restated to take into account the stock split.

Common stock - In March 2005, the Company issued 6,480,000 shares of common stock to its founding shareholders (Founder Stock) and certain officers of the Company in exchange for consideration payable by cash and transfer of intellectual property and the Company's business plan.

On April 6, 2006, the Company repurchased 1,800,000 shares of Founder Stock in exchange for 1,536,000 shares of Series A convertible preferred stock (Series A) and cancellation of notes receivable due from a shareholder in the amount of $220,000. The common shares were immediately canceled following repurchase. An additional 1,664,000 shares of Series A were issued on February 5, 2008 at par value.

On February 5, 2008, the Company issued 875,000 shares of Series B convertible preferred stock (Series B) with an original issue price of $0.80 per share.

On March 12, 2008, the Company entered into subscription agreements with two investors to purchase 22,739,130 shares of Series C at an original issue price of $0.92 per share, for total proceeds of $20,139,425, net of issuance costs.

Also on March 12, 2008, the Company repurchased 1,000,000 shares of Founder Stock in exchange for 1,000,000 shares of Series B which were subsequently repurchased at the same price. The common and preferred shares were immediately canceled following each purchase.

At December 31, 2011, convertible preferred stock consisted of the following:

	Shares authorized	Shares issued and outstanding	Liquidation amount	Gross proceeds

Series A	3,200,000	3,200,000	$2,453,659	$1,282,000
Series B	875,000	875,000	1,108,963	700,000
Series C (redeemable)	120,000,000	22,739,130	30,066,348	20,920,000

	124,075,000	26,814,130	$33,628,970	$22,902,000

The significant features of the Company's convertible preferred stock are as follows:

Dividend provisions - The holders of Series C are entitled to receive, when and if declared by the Board of Directors, cumulative dividends at a rate of $0.92 per share, respectively, per annum, adjustable for certain events, such as stock splits and combinations. Such cumulative dividends accrue from the date of issuance to the date paid, once declared. The Company has declared no dividends to date.

Dividends cannot be declared or paid on any junior shares for any previous or current fiscal year of the Company until all accrued dividends accumulated relating to Series C have been paid or declared and set aside in a given fiscal year.

Liquidation - In the event of any liquidation, dissolution or winding up of the affairs of the Company, including: (i) the merger or consolidation of the Company with another company and change of control, (ii) a sale, lease or other disposition of all or substantially all of the assets and (iii) the exclusive licensing of all or substantially all of intellectual property to a third party, the assets of the Company shall be distributed in the following order of preference: (i) Series C (ii) Series A and Series B and (iii) common shares.

If the assets and funds available for distribution are insufficient to pay all holders of shares of equal preference, then the entire assets available for distribution shall be distributed ratably among the holders of those shares.

The liquidation amount of each holder of preferred shares equals to the sum of: (i) 100% of the original issue price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), plus (ii) interest calculated at a compound interest rate of 10% per annum plus (iii) all dividends declared and unpaid.

Any remaining assets shall be distributed ratably among the holders of common shares and preferred shares, on an as-if converted basis.

Conversion - Each outstanding share of Series A, Series B and Series C is convertible into one fully paid and non-assessable share of common stock. Each share of convertible preferred stock shall automatically be converted into fully paid and non-assessable shares of common stock upon the closing of a firm commitment underwritten public offering in which the aggregate offering price equals or exceeds $30,000,000 or exceeds a price three times the Series C original issue price as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions. Conversion may also occur upon written consent of a majority of the then outstanding shares of convertible preferred stock.

Redemption - To the extent that a qualified IPO has not been consummated by March 12, 2013, the Company shall, upon receiving at any time after this date, a written request for the redemption of the Series C, signed by a majority of the then outstanding shares of Series C, redeem all or a portion of the shares that are outstanding on the date the Company receives such written redemption request. The redemption price for such requests shall be an amount equal to the sum of: (i) 100% of the Series C original issue price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), plus (ii) all dividends declared and unpaid with respect such share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), plus (iii) the interest calculated at a compound interest rate of 10% per annum since the issuance date of Series C issuance date.

As of December 31, 2011, the Company has not accreted the value of the Series C towards its redemption value as management believes that it is not probable that such shares will be redeemed.

Voting rights - Each holder of convertible preferred shares is entitled to vote on an as-if converted basis, together with holders of common shares and not as a separate class. Without the prior written approval from Series C shareholders, the Company cannot execute certain material transactions such as change of control or merger.

NOTE 7 - STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or canceled after January 1, 2006, is based on the grant-date calculated value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. The Company estimated the forfeiture rate for the years ended December 31, 2011 and 2010 based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

For the years ended December 31, 2011 and 2010, and, cumulatively, for the period from inception (March 2, 2005) and December 31, 2011, the Company recorded stock-based compensation expense of approximately $13,100, $13,400 and $1,133,000, respectively.

2007 Share Incentive Plan - The Company's 2007 Share Incentive Plan (the Option Plan) was adopted pursuant to a resolution approved by the Board of Directors in 2007 for the purpose of providing incentives and rewards to its directors, employees and consultants. The Option Plan provides for the issuance up to 11,306,739 common shares. The options generally vest over four years, or sooner as determined by the discretion of the Board of Directors, with 25% to vest upon the first anniversary of the vesting commencement date and the remaining to vest in successive equal monthly installments upon completion of the next 36 months of services. Generally, options can be exercised between seven and ten years from the date of grant.

Stock option activity for the year ended December 31, 2011 is as follows:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)

Outstanding at December 31, 2010	1,509,137	$0.11
Options granted	—
Options exercised	(9,791)	$0.11
Options canceled/forfeited/expired	(635,854)	$0.11

Outstanding at December 31, 2011	863,492	$0.10	6.8

Vested and expected to vest at December 31, 2011 (1)	853,218	$0.10	6.8

Exercisable at December 31, 2011	668,561	$0.10	6.6

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

The total pretax intrinsic value of options exercised during the years ended December 31, 2011 and 2010 was zero and $35,107, respectively. The intrinsic value is the difference between the estimated fair value of the Company's common stock at the date of exercise and the exercise price for in-the-money options. No stock options were granted during the years ended December 31, 2011 or 2010.

As of December 31, 2011, there was $12,375 of total unrecognized compensation cost related to unvested awards granted under the Option Plan. The cost is expected to be recognized over a weighted-average period of 1.65 years. Total unrecognized compensation cost may be adjusted for future changes in estimated forfeitures.

Cash received from option exercises and purchases of shares under the Option Plan for the years ended December 31, 2011 and 2010 was $1,077 and $807, respectively.

NOTE 8 - LOSS ON SALE OF ASSETS

In December 2009, the Board of Directors and management, having the authority to approve the action, committed to a plan of sale associated with its Chinese subsidiaries, Progentech (Shanghai) Limited, Progentech (Suzhou) Limited, and Progentech Holdings Limited, a Hong Kong company, in response to a strategic decision to reposition the entity to become a molecular diagnostic company. The subsidiaries had historically performed primarily research and development functions which would not be necessary under the Company's new strategy.

All of the criteria under the related authoritative guidance were met as of December 31, 2009 to classify the disposal group as held for sale. Based upon this designation, an impairment assessment was performed which resulted in the recognition of impairment charges of approximately $285,000 and $482,000 associated with property and equipment and intangible assets, respectively, during the year ended December 31, 2009.

In March 2010, the Company completed the sale of the subsidiaries to an unrelated third party. Under the terms of the agreement, the Company transferred all of the assets and liabilities of the three subsidiaries, excluding certain physical assets and intellectual property which were retained. Cash and cash equivalents totaling approximately $710,000 was also transferred to the buyer under the terms of the agreement. The transaction constituted a share purchase agreement whereby 100% of the outstanding capital shares owned by the Company were transferred to the buyer at closing.

As result of the transaction, the Company recognized a loss on the sale of $576,197 in the consolidated statement of operations for the year ended December 31, 2010.

Sales consideration received	$1
Net assets transferred, including cash of $710,000	(640,644)
Release of cumulative translation adjustment	64,446

Loss on sale	$(576,197)

Normal operating expenses incurred during the year ended December 31, 2010 through the date of closing have been recognized in the consolidated statement of operations for the year then ended.

NOTE 9 - INCOME TAXES

The components of the provision for income taxes are as follows for the years ended December 31:

	2011	2010
Current income tax expense:
Federal	$—	$—
State	1,600	1,600

	1,600	1,600

Deferred income tax benefit:
Federal	(136,000)	(134,538)
State	(9,396)	(10,600)

	(145,396)	(145,138)

Total benefit from income taxes	$(143,796)	$(143,538)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Total deferred tax assets and liabilities were as follows at December 31:

	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$11,747,000	$6,941,000
Research and development tax credits	341,000	—
Depreciation and amortization	22,000	23,000
Accruals and other	195,000	109,000

Total deferred tax assets	12,305,000	7,073,000

Deferred tax liabilities:
Intangibles	(441,000)	(587,000)

Less: valuation allowance	(12,305,000)	(7,073,000)

Total net deferred tax liabilities	$(441,000)	$(587,000)

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. The company has established a valuation allowance to offset net deferred tax assets at December 31, 2011 due to the uncertainty of realizing future tax benefits from its NOL carryforwards and other deferred tax assets. At December 31, 2011, the Company has federal and state NOL carryforwards of $31,765,458 and $15,956,548, respectively, expiring beginning in 2026 for federal and 2016 for state. At December 31, 2011, the Company has federal and state research credit carryforwards of $251,297 and $264,912, respectively, expiring beginning in 2031 for federal and indefinitely for state.

Internal Revenue Code section 382 places a limitation (Section 382 Limitation) on the amount of taxable income that can be offset by NOL carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. The Company's capitalization described herein may have resulted in such a change. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation.

The Company adopted the Accounting Standards Codification Topic 740, Uncertainty in Income Taxes, as of January 1, 2010. For benefits to be realized, a tax position must be more likely than not to be sustained upon examination. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon settlement. As a result of the implementation of these provisions, the Company did not recognize any adjustments to retained earnings for uncertain tax positions.

It is the Company's policy to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2011, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company files U.S. and state income tax returns with varying statutes of limitations. The tax years from 2006 to 2011 remain open to examination due to the carryover of unused NOL and tax credits.

The Company does not expect any material changes to the estimated amount of liability associated with its uncertain tax positions within the next 12 months.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments - The Company leases certain office premises and buildings under non-cancellable leases. Rental expense under operating leases for the years ended December 31, 2011 and 2010, and, cumulatively, for the period from inception (March 2, 2005) and December 31, 2011, was $397,392, $461,856 and $1,526,319, respectively.

As of December 31, 2011, the Company had remaining outstanding commitments in respect of its operating leases as follows:

Years ending December 31,
2012	$543,309
2013	525,955
2014	533,714
2015	363,317

$1,966,295

Change in control bonus plan - In January 2011, the Board of Directors approved bonus plans to provide employees with an incentive and financial security to continue their service through a potential corporate transaction. The agreements provide for a percentage of the total consideration being paid by an acquirer, in the event of a change in control, in excess of certain thresholds as described within the agreements, to be paid to employees as a bonus. Employees will be fully vested in the percentage allocated to them upon the closing provided that services continued through the closing. As of December 31, 2011, the Company is unable to determine the likelihood or amount of payout which may result under the terms of the agreements and has not recorded an accrual as of the balance sheet date.

Employee retention plan - Also in January 2011, the Board of Directors approved a retention bonus plan to provide employees with an incentive and financial security to continue their service through the occurrence of certain potential cash inflows (e.g. payment received due to licensing and/or collaboration), as further described in the agreement. The agreement provides for bonus payments equal to an employee's maximum retention bonus multiplied by a percentage derived, in part, based upon the size of such payment received by the Company. As of December 31, 2011, the Company is unable to determine the likelihood or amount of any payout which may result under the terms of the agreement and has not recorded an accrual as of the balance sheet date.

Other contractual obligation - As of December 31, 2011, the Company was committed to purchase molds in the amount of $25,200 from third-party suppliers.

The Company may be involved in lawsuits, claims, investigation and proceedings that arise in the ordinary course of business. The Company will record a provision for a liability when management believes that it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company will review any provisions at least annually and adjusts these provisions to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case.

NOTE 11 - SUBSEQUENT EVENTS

On March 9, 2012, the Company issued convertible promissory notes to investors in the amount of $3,750,000. The notes bear interest at 12% per annum, and mature at the earlier of December 31, 2012, the closing of a qualified financing, a sale, merger or similar transaction, change in control, sale, license or other transfer or IPO as defined within the notes.

In conjunction with the issuance of the notes, the Company also issued warrants to purchase preferred shares of the Company, subject to various exercise provisions, for a total value of $1,875,000. The warrants expire in April 2018.

On June 12, 2012, the Company issued convertible promissory notes to investors in the amount of $500,000. The notes bear interest at 12% per annum, and mature at the earlier of December 31, 2012, the closing of a qualified financing, a sale, merger or similar transaction, change in control, sale, license or other transfer or IPO as defined within the notes.

In conjunction with the issuance of the notes, the Company also issued warrants to purchase preferred shares of the Company, subject to various exercise provisions, of 50 percent (50%) of the notes or $250,000. The warrants expire in April 2018.

GenturaDx, Inc.
(Formerly Progentech Limited,
A Development Stage Company)
Unaudited Condensed Consolidated Financial Statements
As of the for the six months ended June 30, 2012

GENTURADX, INC.
(Formerly Progentech Limited, A Development Stage Company)

Unaudited Condensed Consolidated balance sheet as of June 30, 2012

June 30, 2012

Assets

Cash and cash equivalents	$1,307,125
Prepaid expenses and other current assets	64,735

Total current assets	1,371,860

Property and equipment, net	538,991
Goodwill	731,995
Intangible assets, net	1,000,000
Other assets	162,203

Total assets	$3,805,049

Liabilities, redeemable convertible preferred stock and shareholders' deficit

Accounts payable	$4,465,527
Accrued employee-related expenses	355,147
Accrued interest payable	3,675,851
Short term deferred tax liability	147,154
Other current liabilities	560,149
Current portion of venture notes payable	709,857
Convertible promissory notes, net of discount	20,934,362

Total current liabilities	30,848,047

Long-term deferred tax liability	222,307
Warrant liability	9,816,931
Venture notes payable	591,094

Total liabilities	41,478,379

Series C redeemable convertible preferred stock, $0.001 par value; 120,000,000 shares authorized: 22,739,130 shares issued and outstanding at June 30, 2012 (aggregate liquidation preference of $30,066,348)	20,139,425

Commitments (Note10)

Shareholders' deficit
Series A convertible preferred stock, $0.001 par value; 3,200,000 shares authorized: 3,200,000 shares issued and outstanding at June 30, 2012 (aggregate liquidation preference of $2,453,659)	3,200
Series B convertible preferred stock, $0.001 par value; 875,000 shares authorized: 875,000 shares issued and outstanding at June 30, 2012 (aggregate liquidation preference of $1,108,963)	875
Common stock, $0.001 par value; 175,925,000 shares authorized: 10,496,234 and 10,486,483 shares issued and outstanding at June 30, 2012	10,496
Additional paid-in capital	12,563,257
Deficit accumulated during the development stage	(70,390,583)

Total shareholders' deficit	(57,812,755)

Total liabilities, redeemable convertible preferred stock and shareholders' deficit	$3,805,049

See accompanying notes to condensed consolidated financial statements.

GENTURADX, INC.
(Formerly Progentech Limited, A Development Stage Company)

Unaudited Condensed Consolidated statements of operations

	Six months ended June 30, 2012	Cumulative period from inception (March 2, 2005) to June 30, 2012

Operating expenses:
Engineering, research and development	$6,349,813	$33,160,250
Sales and marketing	276,029	2,416,824
General and administrative	4,697,151	20,007,982
Impairment of long-lived assets	—	766,634
Loss on sale of subsidiaries	—	576,197

Total operating expenses	11,322,993	56,927,887

Loss from operations	(11,322,993)	(56,927,887)

Interest and other expense, net	(7,200,024)	(13,978,691)

Loss before income taxes	(18,523,017)	(70,906,578)

Benefit from income taxes	(72,000)	(359,334)

Net loss	$(18,451,017)	$(70,547,244)

See accompanying notes to condensed consolidated financial statements.

GENTURADX, INC.
(Formerly Progentech Limited, A Development Stage Company)

Consolidated statements of cash flows

	Six months ended June 30, 2012	Cumulative period from inception (March 2, 2005) to June 30, 2012
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(18,451,017)	$(70,390,583)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	336,637	2,626,252
Share-based compensation	3,250	1,136,069
Deferred income taxes	(72,000)	(362,534)
Amortization of marketable debt securities premium	—	27,356
Non-cash interest expense	1,572,500	3,753,776
Amortization of warrants and beneficial conversion feature and related remeasurement	5,531,821	10,243,596
Impairment charges and non-cash loss on sale of assets	—	632,793
Loss on investments	—	160,170
Foreign exchange gain	—	(273,783)
Changes in assets and liabilities:
Prepaid expenses and other assets	166,163	(274,326)
Accounts payable	3,703,795	4,557,431
Accrued employees related expenses	80,517	375,521
Other current liabilities	209,040	579,323

Net cash used by operating activities	(6,919,294)	(47,208,939)

Cash flows from investing activities:
Purchase of marketable securities	—	(7,955,356)
Purchase of property and equipment	(135,137)	(1,792,501)
Purchase of intangible assets	—	(1,044,087)
Proceeds from marketable securities at maturity	—	7,928,000
Investment in foreign currency contracts	—	(5,802,746)
Proceeds from the sale of foreign currency contracts	—	5,642,576

Net cash used by investing activities	(135,137)	(3,024,114)

Cash flows from financing activities:
Proceeds from the issuance of convertible promissory notes payable	5,750,000	28,500,000
Proceeds from the issuance of venture notes payable	—	2,000,000
Repayment of venture notes payable	(366,629)	(542,388)
Proceeds from the sale of Series C redeemable convertible preferred stock, net of issuance costs of $780,575 for the cumulative period from inception (March 2, 2005) to June 30, 2012	—	20,139,425
Proceeds from the sale of Series A and Series B convertible preferred shares	—	716,664
Proceeds from issuance of common stock	—	1,287,508
Repurchase of capital stock	—	(815,000)
Proceeds from issuance of warrants	9,274	28,226

Net cash provided by financing activities	5,392,645	51,314,435

Effect of foreign exchange rate change on cash and cash equivalents	—	225,743

Net increase (decrease) in cash and cash equivalents	(1,661,786)	1,307,125

Cash and cash equivalents at beginning of period	2,968,911	—

Cash and cash equivalents at end of period	$1,307,125	$1,307,125

Supplemental disclosure of cash flow information:
Cash paid for interest	$94,114	$318,101
Cash paid for income taxes	—	(3,250)
Non-cash investing and financing items:
Issuance of warrants in conjunction with convertible promissory notes and venture notes payable	$1,818,788	$10,505,499
Repurchase of common shares in exchange for Series B convertible preferred stock	—	800,000
Conversion of convertible promissory notes and accrued interest into redeemable convertible preferred stock	—	2,075,397

See accompanying notes to condensed consolidated financial statements.

GenturaDx, Inc.
(Formerly Progentech Limited, A Development Stage Company)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

GenturaDx, Inc. (formerly Progentech Limited, a development stage company) (the Company) was incorporated under the law of the British Virgin Islands on March 2, 2005 as a company with limited liability. The Company and its subsidiaries are engaged in developing a next generation comprehensive, cost-effective and easy-to-use diagnostics system to enable clinical benefits of molecular diagnostics to be made available to all physicians and their patients. Since its inception, the Company has devoted substantial effort in business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. The Company has not recognized revenue since inception. Accordingly, the Company is classified as a development stage company.

The accompanying consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries as follows:

Name of subsidiaries	Place of incorporation	Date of incorporation

GenturaDx (HK) Limited	Hong Kong, China	January 11, 2006
GenturaDx-USA, Inc.	California, United States of America	March 13, 2006
DxTek, Inc.	Delaware, United States of America	June 19, 2009

The Company established a wholly-owned subsidiary in Hong Kong in 2006, GenturaDx (HK) Limited, which, in turn, holds GenturaDx-USA, Inc. The subsidiary is an integral extension of the parent company's operations. As a result, the functional currency of the subsidiary is considered to be the U.S. dollar. Transaction gains and losses for the six months ended June 30, 2012 are not significant.

In 2006, the Company established a wholly-owned subsidiary in Hayward, California (GenturaDx-USA, Inc.), that serves as corporate headquarters and performs research and development, selling and marketing and pre-production manufacturing activities. In addition, the Company acquired 100% of the outstanding shares of DxTek, Inc. in January 2010 from a related party.

In March 2010, the Company completed the sale of its Chinese subsidiaries, Progentech (Shanghai) Limited and Progentech (Suzhou) Limited, and Progentech Holdings Limited, a Hong Kong company.

In June 2010, the Board approved the name of the Company to be changed from Progentech Limited to GenturaDx, Inc.

On July 11, 2012, the Company was acquired by Luminex Corporation. (See subsequent events)

Basis of consolidation - The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Foreign currency translation - The functional currency of the Company and its subsidiaries is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated into the U.S. dollar at the end-of-period exchange rates except for prepaid expenses, property and equipment and related amortization, which are translated at the historical exchange rates. Expenses are translated into the U.S. dollar at the exchange rates prevailing at the transaction dates, except for certain expenses related to balance sheet amounts, which are translated at historical exchange rates. Gains and losses resulting from foreign currency transactions, which have not been significant, are included in the consolidated statements of operations.

Business combinations - The Company records business combinations using the purchase method of accounting. Accordingly, the results of operations of the acquired entities have been included in the consolidated results as of the date of each acquisition. The Company allocates the purchase price of its acquisitions to the tangible assets acquired, liabilities assumed and intangible assets acquired, including in-process research and development (IPR&D) charges, based on their estimated fair values. The excess purchase price over those fair values, as applicable, is recorded as goodwill.

Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities that are reported in the accompanying consolidated financial statements and related disclosures. These estimates are based on management's best knowledge of current events and actions that the Company may take in the future. Actual results could differ from these estimates.

Cash and cash equivalents - Cash and cash equivalents represent cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less. The recorded carrying amount of cash and cash equivalents approximates fair value. The Company places its cash and cash equivalents with high credit-quality financial institutions.

Concentrations of credit risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk primarily consist of cash and cash equivalents. As of June 30, 2012, substantially all of the Company's financial instruments were held in major financial institutions located in the U.S., which management believes are of high credit quality.

Property and equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets, generally 36 to 120 months. Expenditures for repairs and maintenances are charged to expense as incurred. Upon disposition, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Goodwill and intangible assets - Goodwill is not amortized but is subject to impairment tests annually, or earlier if indicators of potential impairment exist, using a fair-value-based approach. As of June 30, 2012, the Company's intangible assets consisted of rights to intellectual property and know-how acquired as a result of the purchase of DxTek, Inc. (DxTek) in January 2010 and are stated at cost less accumulated amortization. Intangible assets are amortized on the straight-line basis over the estimated useful life of five years and are assessed for impairment.

Stock-based compensation - The Company uses the estimated grant date calculated value method of accounting for stock-based compensation. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.

Research and development - Research and development expenses consist of costs incurred for Company-sponsored and collaborative research and development activities. These costs include direct and research-related overhead expenses. The Company recognizes research and development costs, including the expenses for research under collaborative agreements, in the consolidated statements of operations as incurred.

Income taxes - Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between consolidated financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss (NOL) and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company classifies any liabilities for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes. The Company had no liabilities for unrecognized tax benefits at June 30, 2012.

New accounting pronouncement - In September 2011, the Financial Accounting Standards Board (FASB) issued authoritative guidance to allow entities to use a qualitative approach to test goodwill for impairment. This authoritative guidance permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and earlier adoption is permitted. The Company has not yet adopted the provisions of this guidance but does not expect any significant impact on its consolidated financial position or results of operations.

In December 2010, the FASB amended its existing guidance for goodwill and other intangible assets. This authoritative guidance modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if there are qualitative factors indicating that it is more likely than not that a goodwill impairment exists. The qualitative factors are consistent with the existing guidance which requires goodwill of a reporting unit to be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This authoritative guidance became effective for fiscal years beginning after December 15, 2010. The adoption of this authoritative guidance did not have a significant impact on the Company's consolidated financial position or results of operations.

Subsequent events - The Company has evaluated subsequent events through September 18, 2012, which is the date the June 30, 2012 condensed consolidated financial statements are available to be issued. (See Note 9)

NOTE 2 - SIGNIFICANT BALANCE SHEET COMPONENTS

Other current assets - Other current assets consist of the following:

6/30/2012

Advances for supplies	$13,000
Prepaid expenses	22,622
Other	29,113

$64,735

Property and equipment - Property and equipment consist of the following:

6/30/2012

Electronic equipment and computers	$123,201
Lab equipment	507,970
Machinery and molds	540,666
Furniture, office equipment and vehicle	53,566
Software	19,922

1,245,325

Less: accumulated depreciation	(706,334)

Net book value	$538,991

Depreciation charges for the six months ended June 30, 2012 and the period from inception (March 2, 2005) to June 30, 2012 were approximately $137,000 and $760,000, respectively.

Other assets - Other assets consist of the following:

6/30/2012

Direct financing costs	$97,678
Lease deposit	64,525

$162,203

Direct financing costs primarily consist of legal expenses incurred with the Company's 2010 and 2011 bridge notes and promissory notes and are amortized into expense over the term of the debt.

Other current liabilities - Other current liabilities consist of the following:

6/30/2012

Deferred rent	$301,097
Withholding taxes payable	52,500
Other accrued liabilities	206,552
Accrued income taxes payable

$560,149

NOTE 3 - GOODWILL AND INTANGIBLE ASSETS

Goodwill - The carrying value of goodwill was approximately $732,000 as of June 30, 2012. The goodwill resulted from deferred tax liabilities arising from the acquisition of intangibles from DxTek. The Company completed its annual evaluation of the goodwill and concluded that there was no impairment.

Intangible assets - The components of intangible assets were as follows:

6/30/2012

Gross carrying amount:
Purchased technology	$2,555,556
Purchased software	4,340

2,559,896

Less: accumulated amortization:
Purchased technology	(1,555,556)
Purchased software	(4,340)

(1,559,896)

Net book value	$1,000,000

Amortization charges for the six months ended June 30, 2012 and the period from inception (March 2, 2005) to June 30, 2012 were approximately $200,000, and $1,560,000, respectively.

Based upon intangible assets recorded at June 30, 2012, and assuming no subsequent additions to, or impairment of the underlying assets, the remaining weighted average amortization period is two years and annual estimated amortization expense for the next 2.5 years is expected as follows:

Years ending December 31,
2012 (remaining six months)	$200,000
2013	400,000
2014	400,000

$1,000,000

NOTE 4 - FINANCING ARRANGEMENTS

Convertible promissory notes payable - In June and October 2010, the Company issued convertible promissory notes to investors in the amount of $11,075,397. Of this amount, $2,075,397 resulted from conversion of outstanding principle and accrued interest on the note which had been issued in consideration for DxTek in January 2010. The notes bear interest at 8% per annum and mature the earlier of June 15, 2011, the closing of a qualified financing, change in control, event of default or an initial public offering (IPO) as defined within the notes. In April 2011, the notes were amended, changing the maturity date to December 31, 2012.

In conjunction with the issuance of the notes, the Company also issued warrants to purchase shares of Series C redeemable convertible preferred stock (Series C), with the number of shares calculated as 50% of the principal amount of the notes divided by the warrants' exercise price of $0.31, or approximately 17,900,000 shares as of the date of issuance. The Company estimated the warrants to have a fair value of $3,750,423 using the Black-Scholes option pricing model with the following assumptions: estimated term of approximately seven years, volatility ranging between 71% and 72% and risk-free interest rate of approximately 2%. A beneficial conversion feature also resulted from the issuance of these warrants with a fair value of $3,750,423. The fair value of the warrants and beneficial conversion feature were recorded as debt discounts and are being amortized to interest expense based on the term of the notes. As a result, $1,879,295 was amortized to interest expense during the six months ended June 30, 2012. As the warrants are for redeemable preferred shares, they have been classified as a liability on the Company's consolidated balance sheet and have been remeasured as of each period-end. The Company recognized a gain of $43,235 in the consolidated statement of operations for the six months ended June 30, 2012, from remeasurement. As of June 30, 2012, a discount of $2,215,870 remains and will be amortized during 2012. The warrants expire in June 2017, and none were exercised as of June 30, 2012.

Between April and December 2011, the Company issued convertible promissory notes to investors in the amount of $13,750,000. The notes bear interest at 12% and mature at the earlier of December 31, 2012, the closing of a qualified financing, a sale, merger or similar transaction, change in control, sale, license or other transfer or IPO as defined within the notes.

In conjunction with the issuance of the notes, the Company also issued warrants to purchase Series C, with the number of shares calculated as 50% of the principal amount of the notes divided by the warrants' exercise price of $0.31, or approximately 22,200,000 shares as of the date of issuance. The Company estimated the warrants to have a fair value of $4,655,150 using the Black-Scholes option pricing model with the following assumptions: estimated terms ranging between six and seven years, volatility ranging between 72% and 74% and risk-free interest rates ranging between 1% and 3%. A beneficial conversion feature also resulted from the issuance of these warrants with a fair value of $4,655,150. The fair value of the warrants and beneficial conversion feature were recorded as debt discounts and are being amortized to interest expense based on the term of the notes. As a result, $3,061,991 was amortized to interest expense during the six months ended June 30, 2012, respectively. As the warrants are for redeemable convertible preferred shares, they have been classified as a liability on the Company's consolidated balance sheets and have been remeasured as of period-end. The Company recognized a gain of $89,539 in the consolidated statement of operations for the six months ended June 30, 2012, from remeasurement. As of June 30, 2012, a discount of $4,462,319 remains. The warrants expire in March 2018, and none were exercised as of June 30, 2012.

Between March and June 2012, the Company issued convertible promissory notes to investors in the amount of $5,750,000. The notes bear interest at 12% and mature at the earlier of December 31, 2012, the closing of a qualified financing, a sale, merger or similar transaction, change in control, sale, license or other transfer or IPO as defined within the notes.

In conjunction with the issuance of the notes, the Company also issued warrants to purchase Series C, with the number of shares calculated as 50% of the principal amount of the notes divided by the warrants' exercise price of $0.31, or approximately 9,274,000 shares as of the date of issuance. The Company estimated the warrants to have a fair value of $1,828,062 using the Black-Scholes option pricing model with the following assumptions: estimated terms of six years, volatility ranging between 72% and 74% and risk-free interest rates ranging around 1%. A beneficial conversion feature also resulted from the issuance of these warrants with a fair value of $1,828,062. The fair value of the warrants and beneficial conversion feature were recorded as debt discounts and are being amortized to interest expense based on the term of the notes. As a result, $148,300 was amortized to interest expense during the six months ended June 30, 2012. As the warrants are for redeemable convertible preferred shares, they have been classified as a liability on the Company's consolidated balance sheets and have been remeasured as of period-end. The Company recognized a loss of $3,343 in the consolidated statement of operations for the six months ended June 30, 2012 from remeasurement. As of June 30, 2012, a discount of $3,507,825 remains. The warrants expire in March 2018, and none were exercised as of June 30, 2012.

Under the terms of the agreements, warrants issued during the six months ended June 30, 2012, and the year ended December 31, 2011 are available for exercise at the: (i) per share purchase price paid for a share in a subsequent round of Qualified Financing, as defined in the warrant agreement, (ii) the per share purchase price paid for a share in Other Financing, as defined in the warrant agreement, or (iii) $0.31 per share of Series C, if the shares are elected to be shares of Series C. As of June 30, 2012, the Company has not executed a subsequent round of Qualified Financing or Other Financing, as defined within the notes, and the Company's valuation of warrants and related beneficial conversion features have been determined based upon the terms and conditions relating to exercise for shares of Series C.

Venture notes payable - In December 2010, the Company issued a secured promissory note to a third party in the amount of $2,000,000. The note bears interest at 11.25% per annum and requires monthly payments of interest and principal through April 1, 2014. Approximately $1,500,000 was outstanding under the agreement as of June 30, 2012.

In conjunction with the issuance of the note, the Company issued warrants to purchase shares of Series C, with the number of shares calculated as 18% of the principal amount of the note divided by the warrants' exercise price of $0.31, or approximately 1,200,000 shares as of the date of issuance. The Company estimated the warrants to have a fair value of $281,138 using the Black-Scholes option pricing model with the following assumptions: estimated term of ten years, volatility of 71% and risk-free interest rate of 3%. The fair value of the warrants was recorded as debt discount and is being amortized to interest expense based on the term of the note. During the six months ended June 30, 2012, $42,463 was amortized to interest expense. As the warrants are for redeemable convertible preferred shares, they have been classified as a liability on the Company's consolidated balance sheet and have been remeasured as of each period-end. The Company recognized a gain of $6,424 in the consolidated statements of operations for the six months ended June 30, 2012, from remeasurement. As of June 30, 2012, a discount of $156,661 remains and will be amortized during 2012. The warrants expire in December 2020, and none were exercised as of June 30, 2012.

Under the terms of the agreement, warrants issued relating to the note are available for exercise at: (i) 70% of the price per share of the redeemable convertible preferred shares of the Company sold in a Qualified Financing, (ii) the lowest effective price per share of redeemable convertible preferred shares of the Company sold in Other Financing or (iii) $0.31 per share of Series C, if the shares are elected to be shares of Series C. As of June 30, 2012, the Company has not executed a subsequent round of Qualified Financing or Other Financing, as defined within the note, and the Company's valuation of warrants and related beneficial conversion feature have been determined based upon the terms and conditions relating to exercise for shares of Series C.

Principal amounts outstanding on the Company's borrowings are as follows:

6/30/2012

Venture notes payable	$300,951
Convertible promissory notes payable	30,584,671
Discount on notes	(9,650,309)

$21,235,313

Future payments required under all outstanding debt as of June 30, 2012 are as follows:

As of June 30, 2012

2012 (remaining 6 months)	$30,928,949
2013	753,725
2014	202,948
31,885,622

Less: debt discount	(9,650,309)

22,235,313

Less: current portion	(21,644,219)

$591,094

The following table discloses important information regarding warrants issued and outstanding at June 30, 2012:

Issuance date	Warrant Value	Number of warrant shares (1)	Fair value	Beneficial conversion value	Discount recorded against

June 2010	$3,537,699	11,411,932	$2,426,973	$2,426,973	Debt
October 2010	2,000,000	6,451,613	1,323,450	1,323,450	Debt
December 2010	360,000	1,161,290	281,138	—	Debt
April 2011	2,000,000	6,451,613	1,406,782	1,406,782	Debt
June 2011	2,000,000	6,451,613	1,360,919	1,360,919	Debt
August 2011	1,000,000	3,225,806	670,192	670,192	Debt
December 2011	1,875,000	6,048,387	1,217,257	1,217,257	Debt
March 2012	1,875,000	6,048,387	1,192,575	1,192,575	Debt
June 2012	1,000,000	3,225,806	635,488	635,488	Debt

	$15,647,699	$50,476,447	$10,514,774	$10,233,636

(1)	Based upon an exercise price of $0.31 per share of Series C.

NOTE 5 - SHARE CAPITAL AND CONVERTIBLE PREFERRED SHARES

Share capital - As of June 30, 2012, the authorized capital stock of the Company consisted of 300,000,000 shares of capital stock (par value of $0.001 per share), comprising 175,925,000 shares of common stock and 124,075,000 shares of convertible preferred stock.

On February 5, 2008 the Company effected a five to six stock split for all outstanding shares of convertible preferred stock and common stock. All share and per share amounts in these consolidated financial statements have been restated to take into account the stock split.

Common stock - In March 2005, the Company issued 6,480,000 shares of common stock to its founding shareholders (Founder Stock) and certain officers of the Company in exchange for consideration payable by cash and transfer of intellectual property and the Company's business plan.

On April 6, 2006, the Company repurchased 1,800,000 shares of Founder Stock in exchange for 1,536,000 shares of Series A convertible preferred stock (Series A) and cancellation of notes receivable due from a shareholder in the amount of $220,000. The common shares were immediately canceled following repurchase. An additional 1,664,000 shares of Series A were issued on February 5, 2008 at par value.

On February 5, 2008, the Company issued 875,000 shares of Series B convertible preferred stock (Series B) with an original issue price of $0.80 per share.

On March 12, 2008, the Company entered into subscription agreements with two investors to purchase 22,739,130 shares of Series C at an original issue price of $0.92 per share, for total proceeds of $20,139,425, net of issuance costs.

Also on March 12, 2008, the Company repurchased 1,000,000 shares of Founder Stock in exchange for 1,000,000 shares of Series B which were subsequently repurchased at the same price. The common and preferred shares were immediately canceled following each purchase.

At June 30, 2012, convertible preferred stock consisted of the following:

	Shares authorized	Shares issued and outstanding	Liquidation amount	Gross proceeds

Series A	3,200,000	3,200,000	$2,453,659	$1,282,000
Series B	875,000	875,000	1,108,963	700,000
Series C (redeemable)	120,000,000	22,739,130	30,066,348	20,920,000

	124,075,000	26,814,130	$33,628,970	$22,902,000

The significant features of the Company's convertible preferred stock are as follows:

Dividend provisions - The holders of Series C are entitled to receive, when and if declared by the Board of Directors, cumulative dividends at a rate of $0.92 per share, respectively, per annum, adjustable for certain events, such as stock splits and combinations. Such cumulative dividends accrue from the date of issuance to the date paid, once declared. The Company has declared no dividends to date.

Dividends cannot be declared or paid on any junior shares for any previous or current fiscal year of the Company until all accrued dividends accumulated relating to Series C have been paid or declared and set aside in a given fiscal year.

Liquidation - In the event of any liquidation, dissolution or winding up of the affairs of the Company, including: (i) the merger or consolidation of the Company with another company and change of control, (ii) a sale, lease or other disposition of all or substantially all of the assets and (iii) the exclusive licensing of all or substantially all of intellectual property to a third party, the assets of the Company shall be distributed in the following order of preference: (i) Series C (ii) Series A and Series B and (iii) common shares.

If the assets and funds available for distribution are insufficient to pay all holders of shares of equal preference, then the entire assets available for distribution shall be distributed ratably among the holders of those shares.

The liquidation amount of each holder of preferred shares equals to the sum of: (i) 100% of the original issue price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), plus (ii) interest calculated at a compound interest rate of 10% per annum plus (iii) all dividends declared and unpaid.

Any remaining assets shall be distributed ratably among the holders of common shares and preferred shares, on an as-if converted basis.

Conversion - Each outstanding share of Series A, Series B and Series C is convertible into one fully paid and non-assessable share of common stock. Each share of convertible preferred stock shall automatically be converted into fully paid and non-assessable shares of common stock upon the closing of a firm commitment underwritten public offering in which the aggregate offering price equals or exceeds $30,000,000 or exceeds a price three times the Series C original issue price as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions. Conversion may also occur upon written consent of a majority of the then outstanding shares of convertible preferred stock.

Redemption - To the extent that a qualified IPO has not been consummated by March 12, 2013, the Company shall, upon receiving at any time after this date, a written request for the redemption of the Series C, signed by a majority of the then outstanding shares of Series C, redeem all or a portion of the shares that are outstanding on the date the Company receives such written redemption request. The redemption price for such requests shall be an amount equal to the sum of: (i) 100% of the Series C original issue price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), plus (ii) all dividends declared and unpaid with respect such share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), plus (iii) the interest calculated at a compound interest rate of 10% per annum since the issuance date of Series C issuance date.

As of June 30, 2012, the Company has not accreted the value of the Series C towards its redemption value as management believes that it is not probable that such shares will be redeemed.

Voting rights - Each holder of convertible preferred shares is entitled to vote on an as-if converted basis, together with holders of common shares and not as a separate class. Without the prior written approval from Series C shareholders, the Company cannot execute certain material transactions such as change of control or merger.

NOTE 6 - STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or canceled after January 1, 2006, is based on the grant-date calculated value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. The Company estimated the forfeiture rate for the six months ended June 30, 2012 based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

For the six months ended June 30, 2012 and the period from inception (March 2, 2005) to June 30, 2012, the Company recorded stock-based compensation expense of approximately $3,250 and $1,139,250, respectively.

2007 Share Incentive Plan - The Company's 2007 Share Incentive Plan (the Option Plan) was adopted pursuant to a resolution approved by the Board of Directors in 2007 for the purpose of providing incentives and rewards to its directors, employees and consultants. The Option Plan provides for the issuance up to 11,306,739 common shares. The options generally vest over four years, or sooner as determined by the discretion of the Board of Directors, with 25% to vest upon the first anniversary of the vesting commencement date and the remaining to vest in successive equal monthly installments upon completion of the next 36 months of services. Generally, options can be exercised between seven and ten years from the date of grant.

Stock option activity for the six months ended June 30, 2012 is as follows:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)

Outstanding at December 31, 2011	863,492	$0.10	6.8
Options granted	1,449,628	$0.03
Options exercised	—
Options canceled/forfeited/expired	—

Outstanding at June 30, 2012	2,313,120	$0.06	8.5

Vested and expected to vest at June 30, 2012 (1)	2,242,473	$0.06	8.5

Exercisable at June 30, 2012	1,483,977	$0.06	8.2

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

The total pretax intrinsic value of options exercised during the six months ended June 30, 2012 and 2011 was zero. The intrinsic value is the difference between the estimated fair value of the Company's common stock at the date of exercise and the exercise price for in-the-money options. Stock options of 1,449,628 were granted during the six months ended June 30, 2012.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. The expected volatility and expected term of options granted are based on an average historical volatility and expected term of a group of the Company's peers because no historical experience is available for the Company. There is a 0% expected dividend yield as there are currently no future plans to pay any dividends. The risk-free interest rate is based on the zero-coupon U.S. Treasury bond, with a term equal to the expected term of the options.

2012
Expected volatility	74%
Expected dividend yield	—
Expected term (in years)	5.8
Risk-free interest rate	0.83%
Weighted average fair value per share at grant date	$0.01

As of June 30, 2012, there was $19,176 of total unrecognized compensation cost related to unvested awards granted under the Option Plan. The cost is expected to be recognized over a weighted-average period of 2.29 years. Total unrecognized compensation cost may be adjusted for future changes in estimated forfeitures.

There was no cash received from option exercises and purchases of shares under the Option Plan for the six months ended June 30, 2012.

NOTE 7 - INCOME TAXES

At the end of each interim reporting period, an estimate is made of the effective tax rate expected to be applicable for the full year. The estimated full year's effective tax rate is used to determine the income tax rate for each applicable interim reporting period. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period of the enactment date. The effective tax rate for the six months ended June 30, 2012 was 0.4%. The Company's tax expense was less than the Federal statutory rate primarily as a result of the utilization of a portion of the Company's U.S. deferred tax assets which had been subjected to a valuation allowance.

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. The company has established a valuation allowance to offset net deferred tax assets at June 30, 2012 due to the uncertainty of realizing future tax benefits from its NOL carryforwards and other deferred tax assets. At June 30, 2012, the Company has federal NOL carryforwards of $40,929,270 expiring beginning in 2026. At June 30, 2012 the Company has state NOL carryforwards of $20,821,084 expiring beginning in 2016. At June 30, 2012, the Company has federal research credit carryforwards of $924,624, expiring beginning in 2031. At June 30, 2012, the Company has state research credit carryforwards of $936,703 expiring indefinitely.

Internal Revenue Code section 382 places a limitation (Section 382 Limitation) on the amount of taxable income that can be offset by NOL carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. The Company's capitalization described herein may have resulted in such a change. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation.

It is the Company's policy to recognize interest and penalties related to income tax matters in income tax expense. As of June 30, 2012, the Company had no accrued interest and penalties related to uncertain tax positions. The Company files U.S. and state income tax returns with varying statutes of limitations. The tax years from 2006 to 2011 remain open to examination due to the carryover of unused NOL and tax credits. The Company does not expect any material changes to the estimated amount of liability associated with its uncertain tax positions within the next 12 months.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments - The Company leases certain office premises and buildings under non-cancellable leases. Rental expense under operating leases for the six months ended June 30, 2012 and for the period from inception (March 2, 2005) to June 30, 2012, was $214,934 and $1,741,253, respectively.

As of June 30, 2012, the Company had remaining outstanding commitments in respect of its operating leases as follows:

Years ending December 31,
2012 (remaining 6 months)	$328,375
2013	525,955
2014	533,714
2015	363,317

$1,751,361

Change in control bonus plan - In January 2011, the Board of Directors approved bonus plans to provide employees with an incentive and financial security to continue their service through a potential corporate transaction. The agreements provide for a percentage of the total consideration being paid by an acquirer, in the event of a change in control, in excess of certain thresholds as described within the agreements, to be paid to employees as a bonus. Employees will be fully vested in the percentage allocated them upon the closing provided that services continued through the closing. As of June 30, 2012, the Company has not recorded an accrual as of the balance sheet date as the bonus, if any, would be contingent on the sale of the Company and the terms of the sale agreement. Subsequent to the sale to Luminex, a sale bonus of $2,000,000 plus employment taxes was paid to employees out of the purchase price.

Employee retention plan - Also in January 2011, the Board of Directors approved a retention bonus plan to provide employees with an incentive and financial security to continue their service through the occurrence of certain potential cash inflows (e.g. payment received due to licensing and/or collaboration), as further described in the agreement. The agreement provides for bonus payments equal to an employee's maximum retention bonus multiplied by a percentage derived, in part, based upon the size of such payment received by the Company. As of June 30, 2012, the Company has not recorded an accrual as the bonus, if any, would be contingent on the terms of the Company's sale price and would be paid directly by the buyer.

Other contractual obligation - The Company may be involved in lawsuits, claims, investigation and proceedings that arise in the ordinary course of business. The Company will record a provision for a liability when management believes that it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company will review any provisions at least annually and adjusts these provisions to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case.

NOTE 9 - SUBSEQUENT EVENTS

On July 11, 2012, the Company was acquired by Luminex Corporation (Luminex) pursuant to the terms of an Agreement and Plan of Merger, dated July 9, 2012, by and among Luminex,  Grouper Merger Sub, Inc., a British Virgin Islands corporation and a wholly-owned subsidiary of Luminex (Merger Sub), GenturaDx, and a representative of the stockholders and lenders of GenturaDx (the Agreement).  Pursuant to the terms of the Agreement, Merger Sub merged with and into GenturaDx and GenturaDx continued as the surviving corporation as a wholly-owned subsidiary of Luminex.